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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 15, 1994 (except as to the first paragraph of Item 5(b) of Kulicke and Soffa Industries, Inc.'s Current Report on Form 8-K dated September 14, 1995), which appears on Exhibit 99.1 of Kulicke and Soffa Industries, Inc.'s Current Report on Form 8-K dated September 14, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ Price Waterhouse llp

Philadelphia, PA
September 14, 1995